SUB-ITEM 77Q1 (E)

Amendment to Investment Advisory Agreement

An Amendment effective February 28, 2017, to the Investment Advisory Agreement, dated September 14, 2011, by and between MFS Series Trust X, on behalf of its series MFS Emerging Markets Debt Local Currency Fund, and Massachusetts Financial Services Company, is contained in Post-Effective Amendment No. 130 to the Registration Statement for MFS Series Trust X (File Nos.33-1657 and 811-
4492), as filed with the Securities and Exchange Commission via EDGAR on March 29, 2017, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.